EXHIBIT 99.1

ModuLink Inc. (formerly International Endeavors Corporation) Announces Corporate Name Change and Ticker Symbol Update

Press Release

OTC Disclosure & News Service | 12/10/2025

HONG KONG, HK / ACCESS Newswire / December 10, 2025 / HONG KONG / December 10, 2025 - ModuLink Inc. (OTC: IDVV, transitioning to MDLK; the "Company") is pleased to announce that the Financial Industry Regulatory Authority (FINRA) has received and has processed the required documentation for the Company's name change from International Endeavors Corporation to ModuLink Inc. In conjunction with this rebranding, the Company's ticker symbol has changed from IDVV to MDLK, effective at the opening of trading on December 10, 2025, on the OTCID Market.

This corporate transition marks an important milestone as the Company aligns its public identity with its strategic focus on sustainable modular construction, Air-to-Water (A2W) technology, and IoT-enabled smart community systems.

Effective December 10, 2025, all stock trading, and market-related information will be reported under the new ticker symbol MDLK. Filings with the Securities and Exchange Commission will be reported under the name ModuLink Inc. The CUSIP number remains unchanged, and this update will not impact the Company's operations, management team, or organizational structure. Shareholders are not required to take any action and all existing stock certificates will remain valid.

A New Chapter of Growth and Market Expansion

William Fu, Chief Executive Officer of ModuLink Inc., commented:

"Since completing the share exchange transaction in May 2025, our executive team and board have been focused on building a strong foundation for sustainable shareholder value, and today's transition to the ModuLink name marks a pivotal step in that journey. Our new identity more accurately reflects our vision of creating sustainable, intelligent, and connected living environments, supported by our strengths in modular construction technologies, energy-efficient water generation and smart-community solutions. With the introduction of our new ticker symbol, MDLK, we are enhancing our visibility in the capital markets and positioning the Company for its next phase of growth as we expand our project portfolio, enter new markets,and continue delivering long-term value to our shareholders."

About ModuLink Inc.

ModuLink Inc. focuses on developing sustainable and intelligent living environments through the integration of advanced technologies. The Company specializes in Modular Integrated Construction (MiC), Air-to-Water (A2W) technology, and IoT-based property management systems, enabling scalable, self-sustaining and eco-friendly developments worldwide.

Through its ModuLink brand, we continue our mission to build communities that "Live Smart, Live Green," enhanced by air-to-water systems that deliver reliable, energy-efficient water generation for healthier and more resilient environments.

For more information, please visit www.modulinktech.com.

Forward-looking Statements Safeharbor

This press release contains forward-looking statements which are included within the meaning of Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "look forward to," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions. These forward-looking statements may include, but are not limited to, statements regarding the Company's business strategy, future operations, expansion plans, product initiatives, partnerships, and objectives as well as future business activities, financial position, results of operations, cash flows, financing plans, competitive position, growth opportunities, and management's plans and objectives for future operations. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Information on the Company's website at www.modulinktech.com does not constitute a part of this release.

Contact:

ModuLink Inc.

Phone: 888-493-8028

Email: IR@MODULINKTECH.COM

SOURCE: ModuLink Inc.